EXHIBIT 5

                                BAKER & DANIELS
                       300 NORTH MERIDIAN STREET
                              SUITE 2700
                     INDIANAPOLIS, INDIANA  46204
                            (317) 237-0300


May 21, 1999


National City Bancshares, Inc.
227 Main Street
Evansville, IN 47705

   Re: Registration Statement on Form S-8

Ladies and Gentlemen:

   We have acted as counsel to National City Bancshares, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 760,099 shares (the "Shares") of the Company's common stock, no par value, pursuant to the Company's 1999 Stock Option and Incentive Plan (the "Plan"), Stock Option Agreement dated August 31, 1998 between the Company and Clyde A. Turner and Stock Option Agreement dated August 31, 1998 between the Company and Timothy J. Brannon (the "Stock Option Agreements").

   In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

   Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plan or the Stock Option Agreements, the Shares will be validly issued, fully paid and non-assessable.

   Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ BAKER & DANIELS